Exhibit 21.1

SUBSIDIARIES OF PARK NATIONAL CORPORATION
Name of Subsidiary	Jurisdiction of Incorporation or Formation

The Park National Bank (“PNB”)	United States (federally-chartered national banking association)

• Park Investments, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Delaware

• Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of PNB) [Also does business under “Scope Aircraft Finance”]	Ohio

• X Holdings, LLC (NOTE: PNB is sole member)	North Carolina

• NSCB 2, LLC (NOTE: PNB is sole member)	South Carolina

• X Holdings Nevada, LLC (NOTE: PNB is sole member)	Nevada
• Meadowbrook Holdings, LLC (NOTE: PNB is sole member)	Ohio

SE Property Holdings, LLC (“SEPH”)		Ohio

•	Vision-Park Properties, L.L.C. (NOTE: SEPH is sole member)	Florida

•	Alabama Apartment Holdings, LLC (NOTE: SEPH is sole member)	Ohio

•	87A Orange Beach, LLC (NOTE: SEPH is sole member)	Ohio

•	Swindall Holdings, LLC (NOTE: SEPH is sole member)	Ohio

•	Swindall Partnership Holdings, LLC (NOTE: SEPH is sole member)	Ohio

•	Farm Holdings, LLC (NOTE: SEPH is sole member)	Ohio

•	Marina Holding WE, LLC (NOTE: SEPH is sole member)	Ohio